Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Albireo Pharma, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2021 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Dated: March 1, 2022	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer
(principal executive officer)

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Dated: March 1, 2022	/s/ Simon N.R. Harford
Simon N.R. Harford
Chief Financial Officer and Treasurer
(principal financial officer and principal accounting officer)